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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-00563, 333-01557 and 333-08371) of American Management Systems, Incorporated, of our report dated February 18, 1998, appearing on page 26 of the 1999 Financial Report, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 14 of this Form 10-K.




PricewaterhouseCoopers LLP

Washington, D.C.
March 30, 2000




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